UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

Chiral Quest, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	33-13058-C	58-1486040
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1981 Pine Hall Drive
State College, PA 18901		16801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (814) 234-5054

Surg II, Inc.
2690 Nicollet Mall, Suite 2690
Minneapolis, Minnesota 55402
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
EX-16.1 Letter Re: Change in Public Accountants

Item 4. Change In Registrant’s Certifying Accountant.

     (a)  Change in Registrant’s Certifying Accountant.

          (i) On April 21, 2003, the Registrant dismissed Virchow, Krause & Company, LLP as the Registrant’s independent public accountants. The Registrant’s Board of Directors participated in and approved the decision to change public accountants.

          (ii) The report of Virchow, Krause & Company, LLP on the Registrant’s financial statements for the most recent fiscal year contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

          (iii) In connection with its audit for the most recent fiscal year and through April 21, 2003, there have been no disagreements with Virchow, Krause & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Virchow, Krause & Company, LLP would have caused them to make reference thereto in its report on the financial statements for such years.

          (iv) During the most recent fiscal year and through April 21, 2003, none of the events specified in Item 304(a)(iv)(B) of Regulation S-B have occurred.

          (v) The Registrant has requested that Virchow, Krause & Company, LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 21, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b)  New Independent Public Accountants.

     On April 21, 2003, the Registrant retained Weinberg & Company, P.A. to be its principal independent accountants. During the two most recent fiscal years and through April 21, 2003, the Registrant has not consulted with Weinberg & Company, P.A. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Weinberg & Company, P.A. concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

16.1	Letter regarding Registrant’s change in independent public accountants.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiral Quest, Inc.

Date: April 25, 2003	By:	/s/ Alan. D. Roth Alan D. Roth President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

16.1	Letter regarding Registrant’s change in independent public accountants.